Exhibit 5.1 Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 866.974.7329 AUSTIN        BEIJING        BOSTON        BOULDER        BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO  SALT LAKE CITY        SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE  May 9, 2024 Pacific Biosciences of California, Inc. 1305 O’Brien Drive Menlo Park, California 94025 Re: Registration Statement on Form S-3 Ladies and Gentlemen: This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed on or about May 9, 2024 by Pacific Biosciences of California, Inc. (the “Company”) with the Securities and Exchange Commission in connection with the registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), of up to 10,551,721 shares of the Company’s common stock, $0.001 par value per share (the “Shares”) issuable upon conversion of the Company’s 1.50% Convertible Senior Notes due 2028 (the “Notes”) in accordance with the Indenture, dated as of February 16, 2021 between the Company and U.S. Bank National Association, as trustee (“the Indenture”). We are acting as counsel for the Company in connection with the registration for resale under the Securities Act of the Shares. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America. We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive Pacific Biosciences of California, Inc. May 9, 2024 Page 2 relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law. On the basis of the foregoing, we are of the opinion that when the conversion right has been duly exercised in accordance with the terms of the Notes and the Indenture, and the Shares have been issued and delivered upon such exercise in accordance with the terms of the Notes and the Indenture, the Shares will be validly issued, fully paid and nonassessable. We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder. Sincerely, /s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation WILSON SONSINI GOODRICH & ROSATI Professional Corporation